UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Self-Indexed Fund Trust
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation)	See Below (I.R.S. Employer Identification No.)
3500 Lacey Road, Suite 700 Downers Grove, IL (Address of Principal Executive Offices)	60515 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco BulletShares 2027 Treasury Bond ETF
Invesco BulletShares 2028 Treasury Bond ETF
Invesco BulletShares 2029 Treasury Bond ETF
Invesco BulletShares 2030 Treasury Bond ETF
Invesco BulletShares 2031 Treasury Bond ETF
The Nasdaq Stock Market® LLC The Nasdaq Stock Market® LLC The Nasdaq Stock Market® LLC The Nasdaq Stock Market® LLC The Nasdaq Stock Market® LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-221046
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
A description of the shares of beneficial interest, $0.01 par value, of Invesco BulletShares 2027 Treasury Bond ETF, Invesco BulletShares 2028 Treasury Bond ETF, Invesco BulletShares 2029 Treasury Bond ETF, Invesco BulletShares 2030 Treasury Bond ETF and Invesco BulletShares 2031 Treasury Bond ETF, each a series of Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”), to be registered hereunder is set forth in the BulletShares Treasury Bond ETFs_PEA 193 6.2.26 485bpos.htm to the Trust’s Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on June 2, 2026, which description is incorporated herein by reference.
Each series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Invesco BulletShares 2027 Treasury Bond ETF
Invesco BulletShares 2028 Treasury Bond ETF
Invesco BulletShares 2029 Treasury Bond ETF
Invesco BulletShares 2030 Treasury Bond ETF
Invesco BulletShares 2031 Treasury Bond ETF
41-5114066 41-5144203 41-5170856 41-5181983 41-5213379
ITEM 2. EXHIBITS.
1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on December 28, 2018.
2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on September 4, 2019.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: June 4, 2026

Invesco Exchange-Traded Self-Indexed Fund Trust
By: Name: Title:	/s/ Luisa Lewis Luisa Lewis Assistant Secretary